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                                                                     Exhibit 3.4


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CORECOMM HOLDCO, INC.

                   _________________________________________

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

                   _________________________________________


            CoreComm Holdco, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

            FIRST: Article I of the Corporations's Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

            The name of this corporation is ATX Communications, Inc. (hereinafter the "Corporation").

            SECOND: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.
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       IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 15th day of July 2002.


                                         CORECOMM HOLDCO, INC.



                                         By: /s/ Michael A. Peterson
                                            -------------------------
                                            Name:  Michael A. Peterson
                                            Title: Executive Vice President -
                                                   Chief Operating Officer and
                                                   Chief Financial Officer